Exhibit 10.5

Contract No.
Contract No. 1 Sale and Purchase

            Dated: April 30, 2002

            SRL “Asconi”, created and acting under the legislation of the Republic of Moldova, represented by the General Director, Mr. Jitaru C., and acting in accordance with the by-laws of the company, hereinafter referred to as the “Seller”, on one part, and CHINA BEIJING TINGKANGBAOJIANPIN CO. LTD., created and acting under the legislation of Chine, represented by the HB QIANG and acting in accordance with the by-laws of the company, hereinafter referred to as the “Buyer”, as another part, have executed the present Contract as provided herein below:

1. Object of the Contract

1.1.   The Seller sells, and the Buyer buys, wine products of the SRL “Asconi” production, hereinafter referred to as “Goods”.

1.2.   Contractual assortment, total quantity and unit price of Goods will be determined in the contract No. 1/1 from 01 of March 2002.

2. Quality of Goods, Packing and Marking

2.1.   Within the present Contract under “quality” of the Goods is understood a set of all of the below mentioned characteristics:

  physical, chemical and organic characteristics of wine;
  form and content of label and label content and back label.

3. Payment Terms

3.1.   Payment is realized at a rate of complete cost of the consignment in US dollars in advance.

3.2.   A method of payment – banks transfer on the settlement account of the Seller or exposing a letter of credit.

4. Conditions and Periods of Shipment

4.1.   Delivery is carried out due to the Buyer, by SRL “Asconi”, through the transport company “Fardel Finance” L.L.C. The cost of one container of 20 foot is $2,300, of 40 foot is $2,700.

4.2.   The cargo is insured by the “Donaris Group” S.A. The cost of the insurance consists 1-2% of the total amount of the invoice.

4.3.   Terms of Sale -                                          (Incoterms-2000).

4.4.   Date of shipment of Goods considers date of a customs stamp on the waybill (CMR).

4.5.   Port of loading Constanta.

4.6.   Port of destination: Xingang.

4.7.   Mode of transportation Container.

5. Claims and Penalties

5.1.   The claims on quality of Goods can be declared by the Buyer within 20 calendar days from the moment of sale of the Goods under conditions of observance by the Buyer of appropriate conditions of a storage and transportation of given Goods according to SM 117,118 (Moldavian Standards 117, 118).

5.2.   The claims on quality of Goods by registered letter through Certified Mail Company are sent with all necessary evidential documents attached. Date of presentation of the claim considers date of a postage stamp of departure. The copy of the claim is at the same day directed to the Seller by fax. The given claim should be considered during 72 (seventy-two) hours from the moment of its receiving by fax.

5.3.   Claims on quality are presented in written form and should contain:

  numbers of the contract, the specification and the transport document;
  the name, quantity and a site of the Goods presented to the claim;
  the basis and essence of the claim;
  concrete requests on settlement of the claim.

5.4.   On a supplementary claim of the Seller, the claim of the Buyer on quality should be confirmed by the Act of independent competent control (expert) organization. In this case, term of consideration of the claim on quality can be enlarged by 17 (seventeen) calendar days of receipt by fax of a copy of the Act of independent competent control (expert) organization.

5.5.   In case of confession by the Seller of the claim on quality of the Goods (or decisions of the court of justice), the Seller is obliged, as agreed, in a month’s time:

  a)   to mark down the defective consignment; or

  b)   to reimburse to the Buyer its invoice cost and in addition to reimburse to the Buyer all suffered specific costs on transportation, customs registration, acceptance, storage and salvaging (in case of need), controlled documentary.

5.6.   Validity of reclamation is checked through examination of control samples of Goods and laboratory analyses, in case of necessity, by the representatives of both Parties both visual. In the case the quality of control samples correspond to the quality according to the paragraph 2 of the present Contract, then the reclamation of the Buyer is considered baseless.

8. Force-Major

8.1.   Should any circumstances arise which prevent the complete or partial fulfillment by any of the Parties of their respective obligations under the present Contract, namely, fire, acts of the elements of war, military operations of any character, blockade, prohibition of export or import, or any other circumstances beyond the control of the Parties, the time stipulated for the fulfillment of the obligations shall be extended for a period equal to that during which such circumstances last. Certificates issued by the Chamber of Commerce, Republic of Moldova or China, shall be sufficient proof of such circumstances and their duration.

8.2.   If the above-stated circumstances proceed more than 3 (three) months, each of the Parties has the right to discontinue any further fulfillment of their obligations according to the present Contract; and in such case, any of the Parties does not have the right to require from other Party compensation of the possible losses, except repayment of debts having a place up to the moment of Force-Major arising.

8.3.   The Party, for which it became impossible to fulfill its obligations according to the present Contract, is obliged to advise immediately (not later than 3 days) other Party about the beginning and about the termination of events interfering with fulfillment of the obligations. In case the first Party does not inform the second Party about arising of the Force-Major circumstances, the first Party loses the right to refer to them in connection with default of the Contract obligations.

9. Additional Conditions

9.1.   By signing of the present Contract, both Parties agree that all previous commitments, agreements, contracts and so forth shall be considered null and void.

9.2.   Both Parties involved are in no way allowed to transfer their obligations under the present Contract, unless otherwise agreed by both sides in written form.

9.3.   The present Contract can be nullified, whereupon both Parties involved agree in written form or in the case of Force-Major circumstances. In such case, all mutual debts between Buyer and Seller should be extinguished up to the date of termination of the validity of the present Contract.

9.4.   Any changes and addition to the present Contract shall be considered binding only in the event that an Agreement is formed and signed by the representatives of both Parties.

9.5.   The present Contract has been drawn up in 2 (two) original examples.

9.6.   The present Contract is constituted in duplicate, having identical legal force.

10. Validity of the Contract

10.1.   The present Contract shall be considered in force from the moment of signing by both Parties involved, and will be valid for a period of 1 (one) year from the date of signing. The present Contract may be extended after the said period providing both Parties agreement.

10.2.   In consent the Parties have the right to prolong validity of the present Contract. The Contract on promulgation of the Agreement should be concluded in writing.

10.3.   Any Party has the right ahead of schedule to terminate the present Contract, having notified about it the second Party in written form not less than for 45 (forty five) days.

11. Arbitrage

11.1.   All disputes arising between the Parties at signing, execution or avoidance of the present Contract, the Parties undertake to decide through negotiations.

11.2.   In case of impossibility of put of rights by negotiations of the Party, preliminary measures on its pre-trial settlement take by presentation to a Party in fault of the claim.

11.3.   In a case, if the Parties will not come to the consent, materials under the given conflict are transmitted for his (its) sanction to Arbitration court of country of the respondent under his legal address.

12. Legal Address for both Sides and Their Bank’s Requisitions

                                         Seller
                                SRL “ASCONI”

Republic of Moldova, Chisinau
Samfir Arbore Str., Nr. 6
Beneficiary’s Bank:
CITIBANK, NEW YORK, USA
SWIFT: CITI US 33
UNIVERSALBANK, CHISINAU, MOLDOVA
SWIFT: UNVB MD 2X
ACC: 22240001016840

/s/ Constantin Jitaru
Signature/Seal	Buyer BEIJING MACHINERY IMP & EXP CORP LTD Rm. 1908, No. 30, East Beisanhuan Road, Beijing, 100013, China Signature of Representative & Company Seal Signature/Seal